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                             SEPARATION AGREEMENT

     This Separation Agreement made this 11th day of May, 2001, by and between Unit Corporation, a Delaware corporation (hereinafter called "Unit") and King P. Kirchner (hereinafter called "Kirchner").

                                WITNESSETH THAT

     WHEREAS, Kirchner is a founder of Unit and is presently Chairman of the Board of Directors and Chief Executive Officer of Unit and has served Unit continuously for more than thirty years since its formation as its principal executive officer; and

     WHEREAS, the leadership of Kirchner was a major factor in the growth and development of Unit; and

     WHEREAS, Kirchner desires to reduce his responsibilities and obligations to Unit and Unit desires to provide for the orderly succession of certain of Kirchner's responsibilities as well as recognize and compensate Kirchner for his many accomplishments and the benefits provided by him to Unit.

     NOW, THEREFORE, it is hereby agreed as follows:

1.  Retirement of Kirchner.

     Effective as of June 30th 2001 (the "Separation Date"), Kirchner shall retire from the position of Chief Executive Officer of Unit. Kirchner agrees that his employment with Unit and Unit's direct and indirect subsidiaries or affiliates will terminate as of the Separation Date.

2.  Separation Compensation.

     During the eight (8) year period beginning on July 1, 2001 (the "Separation Period"), Unit shall pay to Kirchner a total of Two Million Four Hundred Thousand Dollars ($2,400,000) to be paid as follows:

     (a) For the first two years, Kirchner shall receive the benefits payable to him under and in accordance with the terms of the Separation Benefit Plan for Senior Management and an annual payment of Twenty Thousand Dollars ($20,000); and

     (b) The balance of the amount to be paid to Kirchner shall be paid to him at the rate of Three Hundred Thousand Dollars ($300,000) per year to be paid monthly in the amount of $25,000.

     In the event of Kirchner's death during the Separation Period, the remaining payments due under this Agreement shall be paid to Kirchner's designated beneficiaries (or, if there is no such beneficiary, to Kirchner's estate or legal representative).

3.  Termination of Benefits.

     Notwithstanding anything in this Agreement to the contrary, coverage under all Unit benefit plans, practices, policies and programs (including, without limitation, medical and health, vacation, 401(k), excess 401(k) and pension plans, accidental death and dismemberment and accident insurance) will terminate effective June 30, 2001. With respect to Unit's medical and health plan, Kirchner, his spouse, and dependents, if then eligible, may elect to continue coverage at Kirchner's expense in accordance with the group health continuation requirements of

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COBRA. Any vested benefits and other amounts that Kirchner is otherwise entitled to receive under any such benefit plans, policies, practices, or programs of, or any contract or agreement with, Unit or any of its subsidiaries on or after June 30, 2001 shall be payable in accordance with the terms of each such plan, policy, practice, program, contract, or agreement, as the case may be, except as explicitly modified by this Agreement.

4.  Noncompetition Provision and Confidential Information.

     (a) Non-Competition. Kirchner agrees that during the Separation Period he will not directly or indirectly engage in or participate as an officer, employee, director, agent of or consultant for any business directly competitive with that of Unit or any of its subsidiaries, nor shall Kirchner make any investments in any company or business competing with Unit or any of its subsidiaries; provided, however, that nothing herein shall prevent Kirchner from investing (i) as less than a two (2%) percent shareholder in the securities of any company listed on a national securities exchange or quoted on an automated quotation system (ii) or in oil, gas and other mineral interests as a non-operator which are not in competition with Unit's business interests and activities, subject to obtaining the verbal or written approval of Unit, which will not be unreasonably withheld.

     (b) Confidential Information. Kirchner agrees that he will not, during the Separation Period or at any time thereafter, use for his own purposes, or disclose to or for the benefit of any third party, any trade secret or other confidential information of Unit or any of its subsidiaries (except as may be required by law or in the performance of his duties hereunder consistent with Unit's policies) and that he will comply with any confidentiality obligations of Unit to a third party, whether under agreement or otherwise. Notwithstanding the foregoing, confidential information shall be deemed not to include information which (i) is or becomes generally available to the public other than as a result of a disclosure by Kirchner or any other person who directly or indirectly receives such information from Kirchner or at his direction or (ii) is or becomes available to Kirchner on a non-confidential basis from a source which is entitled to disclose it to him.

     (c) No Employee Solicitation. Except as otherwise agreed in writing between Kirchner and Unit, Kirchner agrees that, during the Separation Period and for one (1) year thereafter, he will not, directly or indirectly, engage, employ, or solicit the employment of any person who is then or has been within six (6) months prior thereto, an employee of Unit or any of its subsidiaries.

     (d) Litigation. Kirchner agrees that, during the Separation Period, for one (1) year thereafter and, if longer, during the pendancy of any litigation or other proceeding, (i) he will not communicate with anyone (other than his own attorneys and tax advisors and, except to the extent necessary in the performance of his duties hereunder) with respect to the facts or subject matter of any pending or potential litigation, or regulatory or administrative proceeding involving any of Unit or any of its subsidiaries, other than any litigation or other proceeding in which he is a party-in-opposition, without giving prior notice to Unit or Unit's counsel, and (ii) in the event that any other party attempts to obtain information or documents from Kirchner with respect to matters possibly related to such litigation or other proceeding, he will promptly so notify Unit's counsel.

     (e) Non-Disparagement. Kirchner and, to the extent set forth in the next sentence, Unit agree that each party shall not, during the Separation Period and for one (1) year thereafter

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criticize, ridicule or make any statement which disparages or is derogatory of the other party in any communications with any customer or client. Unit's obligations under the preceding sentence shall be limited to communications by its senior corporate executives having the rank of Senior Vice President or above.

     (f) Injunctive Relief. Kirchner acknowledges and agrees that any violation of Section 4(a) - (e) hereof will result in irreparable damage to Unit, and, accordingly, Unit may obtain injunctive and other equitable relief for any breach or threatened breach of such paragraphs, in addition to any other remedies available to Unit.

     (g) Survival; Modification of Terms. Kirchner's obligations under Section 4(a) -(f) hereof shall remain in full force and effect for the entire period provided therein. Kirchner and Unit agree that the restrictions and remedies contained in Section 4(a) through (g) are reasonable and that it is his intention and the intention of Unit that such restrictions and remedies shall be enforceable to the fullest extent permissible by law. If it shall be found by a court of competent jurisdiction that any such restriction or remedy is unenforceable but would be enforceable if some part thereof were deleted or the period or area of application reduced, then such restriction or remedy shall apply with such modification as shall be necessary to make it enforceable.

5.  Arbitration.

     Unit and Kirchner agree that any claim, dispute, or controversy arising under or in connection with this Agreement shall be resolved solely and exclusively by binding arbitration. The arbitration shall be held in the city of Tulsa, Oklahoma (or at such other location as shall be mutually agreed by the parties). The arbitration shall be conducted in accordance with the Expedited Employment Arbitration Rules (the "Rules") of the American Arbitration Association (the "AAA") in effect at the time of the arbitration, except that the arbitrator shall be selected by alternatively striking from a list of five arbitrators supplied by the AAA. All fees and expenses of the arbitration, including a transcript if either requests, shall be borne equally by the parties. If Kirchner prevails as to any material issue presented to the arbitrator, the entire cost of such proceedings (including, without limitation, Kirchner's reasonable attorney's fees) shall be borne by Unit. If Kirchner does not prevail as to any material issue, each party will pay for the fees and expenses of its own attorneys, experts, witnesses, and preparation and presentation of proofs and post-hearing briefs (unless the party prevails on a claim for which attorneys' fees are recoverable under the Rules). Any action to enforce or vacate the arbitrator's award shall be governed by the Federal Arbitration Act, if applicable, and otherwise by applicable state law. If either Unit or Kirchner pursues any claim, dispute, or controversy against the other in a proceeding other than the arbitration provide for herein, the responding party shall be entitled to dismissal or injunctive relief regarding such action and recovery of all costs, losses, and attorneys' fees related to such action.

6.  Successors.

     (a) This Agreement is personal to Kirchner and, without the prior written consent of Unit, shall not be assignable by Kirchner otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Kirchner's legal representatives.

     (b) This Agreement shall inure to the benefit of and be binding upon Unit and its successors and assigns.

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     (c)  Unit shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of Unit expressly to assume and agree to perform this Agreement in the same manner and to the same extent that Unit would have been required to perform it if no such succession had taken place. As used in this Agreement, "Unit" shall mean both Unit as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

7.  Miscellaneous.

     (a) Oklahoma Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Oklahoma, without reference to principles of conflict of laws.

     (b) Headings. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

     (c) Amendments. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

     (d) Notices. All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Kirchner:

6655 South Evanston Circle
Tulsa, Oklahoma 74136

If to Unit:

Unit Corporation
1000 Kensington Tower
7130 South Lewis
Tulsa, Oklahoma 74136
Attention: Secretary

or to such other address as either party furnishes to the other in writing in accordance with this Section 10(d). Notices and communications shall be effective when actually received by the addressee.

     (e) Void Provisions. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

     (f) Withholding of Taxes. Notwithstanding any other provision of this Agreement, Unit may withhold from amounts payable under this Agreement all federal, state, local, and foreign taxes that are required to be withheld by applicable laws or regulations.




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     (g)  No Waiver. Kirchner's or Unit's failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

     (h) Effect on Other Separation Plans. Except as otherwise provided herein, Kirchner and Unit acknowledge that this Agreement supersedes and terminates any other separation and employment agreements between Kirchner and Unit or Unit's subsidiaries and Kirchner shall not be eligible to participate or receive any benefits under such plans.

     (i) Alienation. The rights and benefits of Kirchner under this Agreement may not be anticipated, assigned, alienated, or subject to attachment, garnishment, levy, execution, or other legal or equitable process except as required by law. Any attempt by Kirchner to anticipate, alienate, assign, sell, transfer, pledge, encumber, or charge the same shall be void. Payments hereunder shall not be considered assets of Kirchner in the event of insolvency or bankruptcy.

     (j) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

     (k) Approval. This Agreement is subject to approval by Unit's Board of Directors and, until such approval is given, and evidenced by a written resolution of the Board of Directors, shall be of no force and effect.

     (l) Beneficiaries. Kirchner may designate one or more persons or entities as the primary and or contingent beneficiaries of any amounts to be received under this Agreement. Such designation must be in the form of a signed writing acceptable to the Board of Directors or the Board's designee. Kirchner may make or change such designation at any time.

     (m) No Implied Contract. Nothing contained in this Agreement shall be construed to impose any obligation on Unit to renew this Agreement or any portion thereof. The parties intend to be bound only upon execution of a written agreement and no negotiation, exchange of draft or partial performance shall be deemed to imply an agreement. Neither the continuation of Kirchner's engagement nor any other conduct shall be deemed to imply a continuing agreement upon the expiration of this Agreement.

     IN WITNESS WHEREOF, Kirchner has hereunto set Kirchner's hand and, pursuant to the authorization of its Board of Directors, Unit has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.



Unit Corporation



By:  /s/ John G. Nikkel                /s/ King P. Kirchner
     -------------------------------   -------------------------------
Its: John G. Nikkel, President         King P. Kirchner



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